EXHIBIT 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (A) AND (B) OF SECTION 1350,

CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

I, Ronald D. Mogel, Senior Vice President and Chief Financial Officer of OMNI Energy Services Corp., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K for the period ended December 31, 2008 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of OMNI Energy Services Corp.

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other documents authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request

Dated: March 13, 2009

/S/ RONALD D. MOGEL
Ronald D. Mogel Senior Vice President and Chief Financial Officer